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                                                                       EXHIBIT B

                              SECOND AMENDMENT TO
                            MILLER INDUSTRIES, INC.
                        STOCK OPTION AND INCENTIVE PLAN

    Section 3 of the Miller Industries, Inc. Stock Option and Incentive Plan is hereby amended, effective as of June 28, 1996, subject to the approval of the Miller Industries, Inc. shareholders at the 1996 Annual Meeting of Shareholders, by deleting the first sentence in its entirety and substituting therefore the following:

            "The total number of shares of Stock reserved and available for distribution under the Plan shall be three million (3,000,000) shares; provided, however, that at no time may the Committee make grants hereunder with respect to shares of Stock subject to outstanding grants under the Plan in excess of an amount equal to 12.5% of the aggregate number of shares of Stock issued and outstanding at the time of, and after giving effect to, the grant."